Exhibit 23.3

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Crestar Financial Corporation on Form S-8 of our report dated January 16, 1997 on Citizens Bancorp as and for the year ended December 31, 1996, which is incorporated by reference in the Annual Report on Form 10-K of Crestar
Financial Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Richmond, Virginia
August 1, 1997